UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No 3 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2009

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NEXTMART, INC.

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(Exact name of registrant as specified in its charter)

Delaware                               000-26347                          410985135

___________________________________________________________________________________________

(State or other jurisdiction                            (Commission                                          (IRS Employer

of incorporation)                                     File Number)                                        Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor

1 East Chang'an Avenue, Dongcheng District, Beijing, 100738 PRC ___________________________________________________________________________________________

(Address of principal executive offices)                      (Zip Code)

Registrant’s telephone number, including area code:  +86 (0)10 8518 9669

None

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note

This Amendment No. 3 updates the fact that on September 11, 2009, in addition to issuing 75,000,000 shares of its common stock to the Hua Hui affiliate in connection with the Hua Hui transaction (as disclosed previously by the Company), the Company also issued 175,000,000 to Blossom Grow Holdings Limited, a British Virgin Island company, as escrow agent under an escrow agreement by and among the escrow agent, Hua Hui and the Company.

Item 1.01 Entry into a Material Definitive Agreement.

As reported on the Company’s Form 8-K filed on August 5, 2009, as amended on August 12, 2009 and on September 16, 2009 (“Forms 8-K”), the Company entered into a subscription and asset sale agreement (the “Agreement”) with Beijing Hua Hui Hengye Investment Ltd. (“Hua Hui”), an unaffiliated PRC company on August 1, 2009. Hua Hui is part of The Beijing Hua Hui Corporation, a PRC real estate construction and development company that specializes in constructing and developing travel, resort, hotel, and apartment properties in popular tourist and other destinations within China.

Under the Agreement, the Company received certain commercial income rights to a hotel project being developed by Hua Hui in the city of Changde in China’s Hunan Province (“Project”). As consideration, the Company agreed to issue 250,000,000 shares of its common stock, of which 30% were to be issued within 90 days from the date of the Agreement, among other considerations. The remainder of the shares would be subject to an escrow agreement and released upon completion of the Project.

On September 11, 2009, the Company issued 75,000,000 shares of its common stock to Wise Gold Investment Ltd., a British Virgin Island company acting on behalf of Hua Hui. On that same date, the Company also issued 175,000,000 shares to Blossom Grow Holdings Limited, a British Virgin Island company, as escrow agent under an escrow agreement by and among the escrow agent, Hua Hui and the Company. The escrow agent will hold the escrow shares pending completion of the Project which is expected to occur at or near the end of calendar 2010. If the escrow agent receives written instructions from the Company that the Project is completed in accordance with the terms of the Agreement, the escrow agent will release the escrow shares to Hua Hui. However, if after projected completion date, the Project has not been completed, the escrow shares will continue to be held at escrow for one year. If after one year, the project still has not been completed, then the Company and Hua Hui will negotiate an agreement to deal with the escrow shares. During the escrow period, Hua Hui will be able to vote such shares provided it has reached an agreement with the Company on such matter(s). As a result, Hua Hui and Mr. Menghua Liu, Hua Hui’s Chairman and sole shareholder and the Company’s Chairman and Chief Executive Office, are deemed the beneficial owner of such shares. As of September 11, 2009, the date of this Report, Hua Hui and Mr. Menghua Liu, are deemed the beneficial owners of 250,000,000 shares of common stock, which represents 56.4% of the total issued and outstanding shares of common stock (based on 443,204,734 shares currently outstanding).

Please refer to the Forms 8-K for a more complete description of the Company’s transaction with Hua Hui.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextMart, Inc.

Date: November 18, 2009	By:	/s/ Menghua Liu
	Name:	Menghua Liu
	Title:	Chief Executive Officer and Chairman